Exhibit 99.1

MPG OFFICE TRUST REPORTS
FIRST QUARTER 2013 FINANCIAL RESULTS

LOS ANGELES, May 8, 2013 – MPG Office Trust, Inc. (NYSE: MPG), a Southern California-focused real estate investment trust, today reported results for the quarter ended March 31, 2013.

Significant First Quarter Events

•	We had $179.6 million of cash as of March 31, 2013, of which $144.9 million was unrestricted and $34.7 million was restricted.

•	During the first quarter of 2013, we completed new leases and renewals for approximately 379,000 square feet.

•
In January 2013, we executed a five-year lease extension with Gibson Dunn & Crutcher LLP, a prestigious international law firm ranked in the top 20 by American Lawyer. The firm occupies approximately 268,000 square feet at Wells Fargo Tower in downtown Los Angeles and the lease now expires in November 2022.

•
On January 30, 2013, we issued 35,000 shares of common stock to Thomas MPG Holding, LLC in exchange for 35,000 non-controlling common units. Following the redemption, the Company owns approximately 99.8% of MPG Office, L.P. (the “Operating Partnership”).

•
On March 11, 2013, we entered into an agreement with an affiliate of Overseas Union Enterprise Limited to sell US Bank Tower and the Westlawn off-site parking garage. The purchase price is $367.5 million. The transaction is expected to close on June 28, 2013, following the expiration of the tax protection period on June 27, 2013, subject to customary closing conditions. The buyer has made a $7.5 million non-refundable deposit. Net proceeds from the transaction are expected to be approximately $103 million and will be available for general corporate purposes, including potential loan re-balancing payments on our upcoming 2013 debt maturities at KPMG Tower and 777 Tower.

Subsequent Events

•
On April 24, 2013, the Company and the Operating Partnership entered into a definitive merger agreement pursuant to which a newly formed fund controlled by Brookfield Office Properties Inc. (“Brookfield”) agreed to acquire the Company.

Under the terms of the merger agreement, the holders of our common stock will receive $3.15 per share in cash at the closing of the merger. In connection with the merger agreement, Brookfield has entered into a guarantee with respect to the obligations of its affiliates under the merger agreement.

Additionally, a subsidiary of Brookfield will commence a tender offer to purchase, subject to certain conditions, all of our outstanding Series A preferred stock for $25.00 per share in cash, without interest. Any Series A preferred stock that is not tendered will be converted in the merger into new preferred shares with rights, terms and conditions substantially identical to the rights terms and conditions of the outstanding Series A preferred stock. If more than 66.6% of the outstanding Series A preferred stock is tendered, then Brookfield will have the right to convert all of the untendered Series A preferred stock at $25.00 per share in cash, without interest, but only if such conversion complies with applicable law and the Company’s charter in all respects at the time of conversion.

The merger is expected to close in the third quarter of 2013. The completion of the merger transaction is subject to approval of the Company’s common stockholders, receipt of certain consents from the Company’s lenders and other customary closing conditions.

•
Following the announcement of the merger, a putative class action lawsuit captioned Kim v. MPG Office Trust, Inc., et al., No. 24-C-13-002600, was filed in the Circuit Court of the State of Maryland in Baltimore, and two putative class action lawsuits captioned Coyne v. MPG Office Trust, Inc., et al., No. BC507342, and Masih v. MPG Office Trust, Inc., et al., No. BC507962, were filed in the Superior Court of the State of California in Los Angeles County. The complaints name as defendants MPG Office Trust, Inc., the members of its board of directors, MPG Office, L.P., Brookfield Office Properties Inc., Brookfield DTLA Fund Office Trust Investor Inc., Brookfield DTLA Fund Office Trust Inc., Brookfield DTLA Fund Properties LLC and Brookfield DTLA Inc., and allege that the MPG directors breached their fiduciary duties in connection with the proposed merger by failing to maximize the value of MPG and ignoring or failing to protect against conflicts of interest, and that the Brookfield defendants, and in the case of the Maryland action, MPG Office, L.P., aided and abetted those breaches of fiduciary duty. The complaints do not allege a cause of action against MPG Office Trust, Inc., and the California complaints do not allege a cause of action against MPG Office, L.P. The complaints seek an injunction against the proposed merger, rescission or rescissory damages in the event it has been consummated, an award of fees and costs, including attorneys’ and experts’ fees, and other relief.

First Quarter 2013 Financial Results
Net loss available to common stockholders for the quarter ended March 31, 2013 was $(17.0) million, or $(0.29) per share, compared to net income available to common stockholders of $5.2 million, or $0.10 per diluted share, for the quarter ended March 31, 2012.

Our share of Funds from Operations (FFO) available to common stockholders for the quarter ended March 31, 2013 was $(3.0) million, or $(0.05) per share, compared to $10.7 million, or $0.21 per diluted share, for the quarter ended March 31, 2012.

As of March 31, 2013, our office portfolio was comprised of six properties totaling approximately 6.6 million net rentable square feet, and on- and off-site parking garages totaling approximately 2.6 million square feet, which accommodate 8,057 vehicles.

About MPG Office Trust, Inc.
MPG Office Trust, Inc. is the largest owner and operator of Class A office properties in the Los Angeles Central Business District. MPG Office Trust, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, leasing and financing. For more information on MPG Office Trust, visit our website at www.mpgoffice.com.

Business Risks
This press release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: risks associated with our ability to consummate the proposed merger and the timing of the closing of the proposed merger; risks associated with our liquidity situation, including our failure to obtain additional capital or extend or refinance debt maturities; risks associated with our failure to reduce our significant level of indebtedness; risks associated with the timing and consequences of loan defaults; risks associated with our loan modification and asset disposition efforts, including potential tax ramifications; risks associated with our ability to dispose of properties with potential value above the debt, if and when we decide to do so, at prices or terms set by or acceptable to us; general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and potential liability for uninsured losses and environmental contamination.

For a further list and description of such risks and uncertainties, see our Annual Report on Form 10-K filed on March 18, 2013 with the Securities and Exchange Commission. The Company does not update forward-looking statements and disclaims any intention or obligation to update or revise them, whether as a result of new information, future events or otherwise.

CONTACT:	MPG Office Trust, Inc.
Peggy Moretti
Executive Vice President, Investor and Public Relations
(213) 613-4558

MPG OFFICE TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	March 31, 2013	December 31, 2012
	(Unaudited)
ASSETS
Investments in real estate	$1,372,040	$1,709,570
Less: accumulated depreciation	(452,824)	(541,614)
Investments in real estate, net	919,216	1,167,956

Cash and cash equivalents	144,951	151,664
Restricted cash	34,678	40,810
Rents, deferred rents and other receivables, net	41,156	46,871
Deferred charges, net	49,249	57,247
Other assets	5,173	2,311
Assets associated with real estate held for sale	256,106	—
Total assets	$1,450,529	$1,466,859

LIABILITIES AND DEFICIT
Liabilities:
Mortgage loans	$1,686,173	$1,949,739
Accounts payable and other liabilities	30,173	35,442
Obligations associated with real estate held for sale	264,745	—
Total liabilities	1,981,091	1,985,181

Deficit:
Stockholders’ Deficit:
7.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value, $25.00 liquidation preference, 50,000,000 shares authorized; 9,730,370 shares issued and outstanding as of March 31, 2013 and December 31, 2012	97	97
Common stock, $0.01 par value, 100,000,000 shares authorized; 57,308,529 and 57,199,596 shares issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	573	572
Additional paid-in capital	605,168	608,588
Accumulated deficit and dividends	(1,134,085)	(1,121,667)
Accumulated other comprehensive income	381	542
Total stockholders’ deficit	(527,866)	(511,868)
Noncontrolling Interests:
Accumulated deficit and dividends	(2,696)	(6,454)
Total deficit	(530,562)	(518,322)
Total liabilities and deficit	$1,450,529	$1,466,859

MPG OFFICE TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

	For the Three Months Ended
	March 31, 2013	March 31, 2012
Revenue:
Rental	$26,230	$26,325
Tenant reimbursements	12,815	12,848
Parking	5,500	5,715
Management, leasing and development services	108	1,156
Interest and other	362	13,170
Total revenue	45,015	59,214

Expenses:
Rental property operating and maintenance	10,362	10,466
Real estate taxes	4,055	3,929
Parking	1,439	1,500
General and administrative	5,982	5,671
Other expense	65	195
Depreciation and amortization	11,901	12,476
Impairment of long-lived assets	—	2,121
Interest	22,206	26,515
Total expenses	56,010	62,873

Loss from continuing operations before equity in net income of unconsolidated joint venture	(10,995)	(3,659)
Equity in net income of unconsolidated joint venture	—	14,229
(Loss) income from continuing operations	(10,995)	10,570

Discontinued Operations:
Loss from discontinued operations before gains on settlement of debt and sale of real estate	(1,454)	(18,432)
Gains on settlement of debt	—	13,136
Gains on sale of real estate	—	5,192
Loss from discontinued operations	(1,454)	(104)

Net (loss) income	(12,449)	10,466
Net loss (income) attributable to noncontrolling common units of the Operating Partnership	43	(657)
Net (loss) income attributable to MPG Office Trust, Inc.	(12,406)	9,809
Preferred stock dividends	(4,637)	(4,637)
Net (loss) income available to common stockholders	$(17,043)	$5,172

MPG OFFICE TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
(Unaudited; in thousands, except share and per share amounts)

	For the Three Months Ended
	March 31, 2013	March 31, 2012
Basic (loss) income per common share:
(Loss) income from continuing operations	$(0.27)	$0.10
Loss from discontinued operations	(0.02)	—
Net (loss) income available to common stockholders per share – basic	$(0.29)	$0.10
Weighted average number of common shares outstanding – basic	58,086,416	51,048,621

Diluted (loss) income per common share:
(Loss) income from continuing operations	$(0.27)	$0.10
Loss from discontinued operations	(0.02)	—
Net (loss) income available to common stockholders per share – diluted	$(0.29)	$0.10

Weighted average number of common and common equivalent shares – diluted	58,086,416	51,758,710

Amounts attributable to MPG Office Trust, Inc.:
(Loss) income from continuing operations	$(10,956)	$9,901
Loss from discontinued operations	(1,450)	(92)
	$(12,406)	$9,809

MPG OFFICE TRUST, INC.
FUNDS FROM OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

		For the Three Months Ended
		March 31, 2013	March 31, 2012
Reconciliation of net (loss) income available to common stockholders to funds from operations:
Net (loss) income available to common stockholders		$(17,043)	$5,172
Add:	Depreciation and amortization of real estate assets	14,094	22,035
	Depreciation and amortization of real estate assets – unconsolidated joint venture (a)	—	1,465
	Impairment writedown of depreciable real estate	—	2,121
	Impairment writedown of depreciable real estate – unconsolidated joint venture (a)	—	2,176
	Net (loss) income attributable to common units of the Operating Partnership	(43)	657
	Allocated losses – unconsolidated joint venture (a)	—	2,530
Deduct:	Gains on sale of real estate	—	5,192
	Gain on sale of real estate – unconsolidated joint venture (a)	—	18,958
Funds from operations available to common stockholders and unit holders (FFO) (b)		$(2,992)	$12,006
Company share of FFO (c)		$(2,984)	$10,653
FFO per share – basic		$(0.05)	$0.21
FFO per share – diluted		$(0.05)	$0.21
Weighted average number of common shares outstanding – basic		58,086,416	51,048,621
Weighted average number of common and common equivalent shares – diluted		58,086,416	51,758,710

Reconciliation of FFO to FFO before specified items: (d)
FFO available to common stockholders and unit holders (FFO)		$(2,992)	$12,006
Add:	Default interest accrued on defaulted mortgages	—	10,540
	Writeoff of deferred financing costs related to defaulted mortgages	—	916
Deduct:	Gains on settlement of debt	—	13,136
	Gain from early extinguishment of debt, net – unconsolidated joint venture (a)	—	188
FFO before specified items		$(2,992)	$10,138
Company share of FFO before specified items (c)		$(2,984)	$8,995
FFO per share before specified items – basic		$(0.05)	$0.18
FFO per share before specified items – diluted		$(0.05)	$0.17
__________

(a)	For 2012, amount represents our 20% ownership interest through December 21, 2012, the date we disposed of our interest in the unconsolidated joint venture.

(b)
Funds from operations, or FFO, is a widely recognized measure of REIT performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. The White Paper defines FFO as net income or loss (as computed in accordance with U.S. generally accepted accounting principles, or GAAP), excluding extraordinary items (as defined by GAAP), gains from disposition of depreciable real estate and impairment writedowns of depreciable real estate, plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements). Adjustments for the unconsolidated joint venture are calculated to reflect FFO on the same basis.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization, impairment writedowns of depreciable real estate and gains from disposition of depreciable real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT White Paper and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO. As a result, FFO should be considered only as a supplement to net income or loss as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (as computed in accordance with GAAP).

(c)	Based on a weighted average interest in the Operating Partnership of approximately 99.7% and 88.7% for the three months ended March 31, 2013 and 2012, respectively.

(d)
Management also uses FFO before specified items as a supplemental performance measure because gains or losses from early extinguishment of debt, default interest and gains on settlement of debt create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the writeoff of unamortized loan costs on the date of extinguishment, while gains from early extinguishment of debt represent the writeoff of unamortized debt premium on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the early repayment of debt associated with properties disposed or (ii) the restructuring or replacement of property-level financing to accommodate property dispositions. Consequently, management views these gains or losses as costs to complete the disposition of properties.

We have excluded default interest accrued from defaulted mortgages as well as the writeoff of deferred financing costs related to defaulted mortgage loans from the calculation of FFO before specified items since these charges are a direct result of management’s decision to dispose of property other than by sale. Management views these charges as costs to complete the disposition of the related properties.

Management excludes gains on settlement of debt from the calculation of FFO before specified items because they relate to the financial statement impact of decisions made to dispose of property. These types of gains create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing business operations.